Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them that certain Amendment No. 8 to the Statement on Schedule 13D filed on September 11, 2008 (including additional amendments thereto) with respect to the shares of Common Stock, $.01 Par Value, of S1 Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  October 2, 2008

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
By:      RCG Starboard Advisors, LLC,
its investment manager

PARCHE, LLC
By:      RCG Starboard Advisors, LLC,
its managing member

RAMIUS MERGER ARBITRAGE MASTER FUND LTD
By:      Ramius Advisors, LLC,
its investment manager

RAMIUS LEVERAGED MULTI-STRATEGY MASTER FUND LTD
By:      Ramius Advisors, LLC,
its investment manager

RAMIUS FUND III, LTD
By:      Ramius Advisors, LLC,
its investment manager

RAMIUS MULTI-STRATEGY MASTER FUND LTD
By:       Ramius Advisors, LLC,
its investment manager

RAMIUS ENTERPRISE MASTER FUND LTD
By:      Ramius Advisors, LLC,
its investment manager

RCG STARBOARD ADVISORS, LLC
By:       Ramius LLC,
its sole member

RAMIUS ADVISORS, LLC
By:       Ramius LLC,
its managing member

RAMIUS LLC
By:       C4S & Co., L.L.C.,
as managing member

C4S & CO., L.L.C.

By:	/s/ Jeffrey M. Solomon
	Name:	Jeffrey M. Solomon
	Title:	Authorized Signatory

JEFFREY M. SOLOMON

/s/ Jeffrey M. Solomon
Individually and as attorney-in-fact for Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss